Exhibit 99.1

API Technologies Corp. Announces Completion of Acquisition by Affiliate of J.F. Lehman & Company

ORLANDO, Fla. – April 22, 2016 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, today announced the successful completion of the acquisition of API by an affiliate of private equity firm J.F. Lehman & Company (“JFLCO”).

Under the terms of the merger agreement governing the acquisition, API stockholders (other than JFLCO and any of its direct and indirect subsidiaries) will receive $2.00 in cash per share of common stock, without interest and less any applicable withholding taxes. A paying agent has been engaged to process the payment of merger consideration to the API common stockholders of record as of the effective time of the merger. Letters of transmittal (and associated instructions) enabling such API stockholders to deliver or transfer their shares to the paying agent in exchange for payment of the merger consideration will be distributed promptly. The stockholders should wait to receive the letter of transmittal before surrendering their share certificates.

In connection with the completion of the merger, today the Company requested that the NASDAQ Capital Market (“NASDAQ”) (i) suspend trading of its common stock on NASDAQ and (ii) file with the Securities and Exchange Commission a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company’s common stock from NASDAQ and to deregister the Company’s common stock under Section 12(b) of the Exchange Act. Pursuant to the Company’s requests to NASDAQ, the listing of the Company’s common stock on NASDAQ will be suspended upon conclusion of trading today. As a result, the Company’s common stock will no longer listed on NASDAQ.

Jefferies LLC acted as financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation acted as legal advisor to API. Lazard acted as financial advisor and Blank Rome LLP and Jones Day acted as legal advisors to JFLCO.

About API Technologies Corp.

API Technologies is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Safe Harbor for Forward Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors,” and our Quarterly Reports on Form 10-Q under Part II, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contacts:

Eric F. Seeton, Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Chris Witty, Investor Relations

+1 646-438-9385

cwitty@darrowir.com